Exhibit 99.1

55 Water Street New York, NY 10041 www.spglobal.com

Press Release

S&P Global Provides Pro Forma and Recast Financial Results and Updated Segment Information

New reported business lines for Energy and Market Intelligence

Updated allocated expenses and margins for the enterprise and all four divisions

2026 guidance reflecting the spin-off of Mobility to be provided with 2Q 2026 Earnings on July 28

New York, NY, July 6, 2026 – S&P Global (NYSE: SPGI) is providing recast financial results, excluding the contribution from the Mobility division (“Mobility”). In a previous release dated July 1, 2026, the Company announced the successful completion of the spin of Mobility into an independent, public company – Mobility Global (NYSE: MBGL).

The Company expects to report 2Q 2026 results on July 28, 2026, at which time the Company will report GAAP financial results that will include Mobility for the full second quarter. Beginning with the third quarter of 2026, the Company’s financial results will not include financial results from Mobility on either a GAAP or adjusted basis. The Company expects to introduce 2026 GAAP guidance and update 2026 adjusted guidance reflecting the exclusion of Mobility in conjunction with the release of 2Q 2026 results. Details on how to access earnings materials are provided near the end of this release.

Pro Forma and Recast Financial Results

The Company is providing pro forma quarterly segment financial information for the full year 2025, the four quarters of 2025, and the first quarter of 2026, to reflect the Mobility spin-off. Financials provided below also reflect a company recast including inter-segment adjustments and changes to expense allocation methodologies as outlined below. The financial information by division is provided below and is accessible on the Company’s Investor Relations website under the section titled “SEC Filings & Reports” as well as the section titled “Quarterly Earnings & Monthly Metrics”.

S&P Global Updated Division Structure

With the completion of the Mobility spin, S&P Global now operates with four reportable segments. Metrics below represent full-year 2025 recast segment revenue as a percentage of S&P Global pro forma revenue (excluding inter-segment elimination), and full-year 2025 pro forma non-GAAP adjusted segment operating profit and margin metrics, as reconciled in the tables at the end of this release. Note: percentages presented below may not sum to 100% due to rounding.

•	S&P Global Ratings

–	34% of revenue

–	43% of adjusted operating profit (65% margin)

•	S&P Dow Jones Indices

–	13% of revenue

–	18% of adjusted operating profit (70% margin)

•	S&P Global Energy

–	18% of revenue

–	16% of adjusted operating profit (46% margin)

•	S&P Global Market Intelligence

–	34% of revenue

–	22% of adjusted operating profit (33% margin)

Impacts to S&P Global Ratings

There are no changes to the revenue disclosures for S&P Global Ratings. The S&P Global Ratings division will continue to be presented with five externally reported business lines – Corporates (53% of 2025 division revenue), Financials (16%), Structured Finance (13%), Governments (7%), and Crisil/Other (12%). Revenue will continue to be reported under transaction revenue and non-transaction revenue.

Impacts to S&P Dow Jones Indices

There are no changes to the revenue disclosures for the S&P Dow Jones Indices division. The division will continue to be presented with three externally reported business lines – Asset-Linked Fees (65% of 2025 division revenue), Exchange-Traded Derivatives (18%), and Data & Custom Subscriptions (17%).

Impacts to S&P Global Energy

The Energy division will be presented with two externally reported business lines – Platts (49% of 2025 recast division revenue), and CERA (51%).

Platts: This business line includes the benchmark products sold through the Energy division, including Platts benchmark prices, Forward Curves, Global Trading Services, and related news and reports.

The business objective of Platts is continued growth and margin expansion by extending global leadership in commodity benchmark prices and associated products.

CERA: This business line includes the proprietary data, research, and content previously reported under Energy & Resources Data & Insights, Upstream Data & Insights, as well as global marquee conferences such as CERAWeek. The CERA business line also includes 451 Research and Maritime & Trade products that were previously included in Market Intelligence.

The business objective of CERA is to improve revenue growth and margin expansion through the generation and distribution of differentiated, proprietary data and content related to the commodities markets and global supply chain. This includes content informed in part by Platts benchmark prices and processes, as well as the new, AI-native upstream data solution, CERA Titan.

The table below illustrates recast Energy revenue by business line and by type.

By Business Line:	1Q 2025	2Q 2025	3Q 2025	4Q 2025	1Q 2026
Platts	$298	$310	$313	$319	$323
CERA	382	297	296	310	401
Total	$680	$607	$609	$629	$724

By Revenue Type:
Subscription	$533	$548	$556	$572	$556
Non-Subscription/Transaction	118	29	22	27	131
Sales Usage-Based Royalties	29	30	31	30	37
Total	$680	$607	$609	$629	$724

Impacts to S&P Global Market Intelligence

The Market Intelligence (MI) division will be presented with two externally reported business lines – Kensho Data & Platforms (60% of 2025 recast division revenue), and Enterprise Solutions (40%).

Kensho Data & Platforms: This business line will include products previously reported under Data, Analytics, & Insights with the following exceptions: 451 Research and Maritime & Trade (both moving to S&P Global Energy), and pricing and reference data (now in MI: Enterprise Solutions). This business line will also include products previously reported under Credit & Risk Solutions, other than Financial Risk Analytics (now in MI: Enterprise Solutions).

Key product groups reported in this business line will include (not exhaustive):

•	Kensho Data: Market Intelligence data products, including Compustat, Financials & Estimates, Kensho LLM-Ready APIs, RatingsXpress, and SNL

•	Platforms: Capital IQ, Consulting, Issuer Solutions, RatingsDirect, Visible Alpha, and With Intelligence

The business objective for Kensho Data is to accelerate data revenue growth and improve profitability, serving as the data and AI-delivery layer for Market Intelligence, expanding distribution channels, and extending the client base. The business objective of Platforms is to improve revenue growth and profitability through the consolidation of existing client interfaces and enabling new user interfaces like MCP-connected solutions.

Enterprise Solutions: This business line will include all products previously reported under Enterprise Solutions, as well as Financial Risk Analytics (previously reported in Credit & Risk Solutions), pricing and reference data, and Valuation Services (previously in Data, Analytics & Insights).

Key product groups reported in this business line will include (not exhaustive):

•	Lending Solutions: ClearPar, Debtdomain, pricing and reference data, Notice Manager, and Wall Street Office (WSO)

•	Market Solutions: iLEVEL, Primary Markets Group (Equity & Debt Bookbuilding), and Valuation Services

•	Software and Regulatory Solutions: Cappitech, Corporate Actions, Counterparty Manager, Financial Risk Analytics, and Tax Solutions

The business objective of Enterprise Solutions is to drive revenue growth and margin expansion by delivering highly differentiated solutions that power critical infrastructure, networks, and workflows tied to financial markets, with a focus on the most differentiated software assets. Pricing and reference data is leveraged by, and generates meaningful customer value throughout, the Enterprise Solutions business line.

The table below illustrates recast Market Intelligence revenue by business line and by type.

By Business Line:	1Q 2025	2Q 2025	3Q 2025	4Q 2025	1Q 2026
Kensho Data & Platforms	$684	$697	$712	$737	$755
Enterprise Solutions	447	468	471	474	469
Total	$1,131	$1,165	$1,183	$1,211	$1,224

By Revenue Type:
Subscription	$945	$969	$986	$1,013	$1,001
Non-Subscription/Transaction	36	38	39	41	54
Recurring Variable	150	158	158	157	169
Total	$1,131	$1,165	$1,183	$1,211	$1,224

Impacts to Expenses and Division Operating Profit Margins

Expenses and Division operating profit margins will be impacted by the following three factors:

•	Product transfers: The transfer of products between the Market Intelligence and Energy divisions will include the transfer of both revenue and expenses. Additionally, a small portion of expenses associated with Credit Analytics products will be transferred from Market Intelligence to Ratings. As a result, expenses, operating profit, and operating margin of these three divisions will be impacted.

•	Improved allocation methodology for shared enterprise expenses: Allocations in recast financials, as well as future reporting periods, reflect enhancements made to the allocation methodology of enterprise expenses. These changes are being made to ensure that expenses associated with certain corporate functions and shared services, including technology, are allocated based on consumption. Prior methodology allocated expenses based on broader methodologies such as percent of revenue or percent of employee headcount.

•	Stranded Mobility costs: While the net impact of stranded costs to enterprise margins is largely immaterial, there are offsets through the Transition Services Agreement (TSA) with Mobility Global that will be recognized at the corporate level. Stranded costs will be allocated at the division level, with the offsetting income from the TSA recognized as a contra-expense that is expected to lower corporate unallocated expenses.

2Q 2026 Earnings Announcement and Conference Call Scheduled for Tuesday, July 28, 2026: S&P Global’s second quarter 2026 results will be issued on Tuesday, July 28, 2026 via news release at approximately 7:15 a.m. Eastern Daylight Time. The news release will be available at www.spglobal.com.

Martina Cheung, President and CEO; Eric Aboaf, Chief Financial Officer; and Mark Grant, Senior Vice President, Investor Relations and Treasurer, will host a conference call and webcast at 8:30 a.m. Eastern Daylight Time on July 28, 2026 to discuss the Company’s second quarter 2026 financial results.

The presentation is open to all interested parties and may include forward-looking information. The presenters’ slides, supplemental deck, and any additional information provided during the presentation will be made available at http://investor.spglobal.com/Quarterly-Earnings.

Webcast Instructions: Live and Replay

The webcast (audio and slides) will be available live and as an archived replay through the Company’s Investor Relations website at http://investor.spglobal.com/Quarterly-Earnings. The archived replay will be available beginning two hours after the conclusion of the live call and will remain available for one year.

Telephone Access: Live and Replay

The call begins at 8:30 a.m. Eastern Time. Please dial in by 8:20 a.m.

- For callers in the U.S.: (888) 603-9623

- For callers outside the U.S.: +1 (630) 395-0220 (long-distance charges will apply)

- Conference passcode: S&P Global

The recorded telephone replay will be available beginning two hours after the conclusion of the call and will remain available until August 28, 2026.

- For callers in the U.S.: (866) 360-7720

- For callers outside the U.S.: +1 (203) 369-0172 (long-distance charges will apply)

Comparison of Adjusted Information to U.S. GAAP Information: The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). Company financial results are also presented on an as-reported basis, and on a pro forma basis as if the Mobility spin-off had closed on January 1, 2023, for periods including fiscal years 2023, 2024 and 2025, and the three months ended March 31, 2026; the pro forma basis agrees to the Company’s unaudited pro forma combined consolidated financial information presented in accordance with Article 11 of Regulation S-X. The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: pro forma non-GAAP adjusted net income from continuing operations; pro forma non-GAAP adjusted diluted earnings per share from continuing operations; adjusted operating profit and margin; pro forma non-GAAP adjusted operating profit and margin; pro forma non-GAAP adjusted segment operating profit and margin; adjusted expenses; adjusted corporate unallocated expense; and adjusted equity in income on unconsolidated subsidiaries.

The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP in the tables below.

The Company's non-GAAP measures include adjustments that reflect how management views our businesses. The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company's performance across periods, and management also uses these measures internally to assess the operating performance of its business, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider any of these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports.

Forward-Looking Statements: This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this report and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in the Company’s business strategies and methods of generating revenue; the development and performance of the Company’s services and products; the expected impact of acquisitions and dispositions; the Company’s effective tax rates; and the Company’s cost structure, dividend policy, cash flows or liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

•	worldwide economic, financial, political, and regulatory conditions (including slower GDP growth or recession, restrictions on trade (e.g., tariffs), instability in the banking sector and inflation), and factors that contribute to uncertainty and volatility (e.g., supply chain risk), geopolitical uncertainty (including military conflict), natural and man-made disasters, civil unrest, public health crises (e.g., pandemics), and conditions that result from legislative, regulatory, trade and policy changes, including from the U.S. administration;

•	the volatility and health of debt, equity, commodities and energy markets, including credit quality and spreads, the composition and mix of credit maturity profiles, the level of liquidity and future debt issuances, equity flows from active to passive, fluctuations in average asset prices in global equities, demand for investment products that track indices and assessments and trading volumes of certain exchange traded derivatives;

•	the demand and market for credit ratings in and across the sectors and geographies where the Company operates;

•	the Company’s ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, or protect against a system or network disruption that results in regulatory penalties and remedial costs or improper disclosure of confidential information or data;

•	the outcome of litigation, government and regulatory proceedings, investigations and inquiries;

•	concerns in the marketplace affecting the Company’s credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings, benchmarks, indices and other services;

•	the level of merger and acquisition activity in the United States and abroad;

•	the level of the Company’s future cash flows and capital investments;

•	the effect of competitive products (including those incorporating artificial intelligence (“AI”)) and pricing, including the level of success of new product developments and global expansion;

•	the impact of customer cost-cutting pressures;

•	a decline in the demand for our products and services by our customers and other market participants;

•	our ability to develop new products or technologies, to integrate our products with new technologies (e.g., AI), or to compete with new products or technologies offered by new or existing competitors;

•	the introduction of competing products (including those developed by AI) or technologies by other companies;

•	our ability to protect our intellectual property from unauthorized use and infringement, including by others using AI technologies, and to operate our business without violating third-party intellectual property rights, including through our own use of AI in our products and services;

•	our ability to attract, incentivize and retain key employees, especially in a competitive business environment;

•	our ability to successfully navigate key organizational changes;

•	the continuously evolving regulatory environment in Europe, the United States and elsewhere around the globe affecting each of our businesses and the products they offer, and our compliance therewith;

•	the Company’s exposure to potential criminal sanctions or civil penalties for noncompliance with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which it operates, including sanctions laws relating to countries such as Iran, Russia and Venezuela, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions;

•	the Company’s ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;

•	consolidation of the Company’s customers, suppliers or competitors;

•	the ability of the Company, and its third-party service providers, to maintain adequate physical and technological infrastructure;

•	the Company’s ability to successfully recover from a disaster or other business continuity problem, such as an earthquake, hurricane, flood, civil unrest, protests, military conflict, terrorist attack, outbreak of pandemic or contagious diseases, security breach, cyber attack, data breach, power loss, telecommunications failure or other natural or man-made event;

•	the impact on the Company’s revenue and net income caused by fluctuations in foreign currency exchange rates;

•	the impact of changes in applicable tax or accounting requirements on the Company;

•	the ability of the separation of Mobility Global (as defined below) to qualify for tax-free treatment for U.S. federal income tax purposes;

•	any disruption to the Company’s business in connection with the separation of Mobility Global;

•	any loss of synergies from separating the businesses of Mobility Global and the Company that adversely impact the results of operations of both businesses, or the companies resulting from the separation of Mobility Global not realizing all of the expected benefits of the separation; and

•	following the separation of Mobility Global, the combined value of the common stock of the two publicly-traded companies not being equal to or greater than the value of the Company’s common stock had the separation not occurred.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company’s businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company’s filings with the SEC, including Item 1A, Risk Factors in our most recently filed Annual Report on Form 10-K.

About S&P Global

S&P Global (NYSE: SPGI) enables businesses, governments, and individuals with trusted data, expertise and technology to make decisions with conviction. We are Advancing Essential Intelligence through world-leading benchmarks, data, and insights that customers need in order to plan confidently, act decisively, and thrive in a rapidly changing global landscape.

From helping our customers assess new investments across the capital and commodities markets to navigating the energy expansion, acceleration of artificial intelligence, and evolution of public and private markets, we enable the world's leading organizations to unlock opportunities, solve challenges, and plan for tomorrow – today. Learn more at www.spglobal.com.

Investor Relations: http://investor.spglobal.com

Contact:

Investor Relations:

Mark Grant

Senior Vice President, Investor Relations and Treasurer

Tel: +1 (347) 640-1521

mark.grant@spglobal.com

Media:

Christina Twomey

Chief Communications Officer

Tel: +1 (646) 407-3001

christina.twomey@spglobal.com

S&P Global Inc.

Recast Selected Segment Financial Information

(dollars in millions)

Three months ended March 31, 2026

(unaudited)	Previously Reported	Transfers (a)	Allocation Changes (b)	Non-GAAP Adjustments (c)	Deal- Related Amortization	Adjusted (as recast)
Revenue:
Ratings	$1,302	$—	$—	$—	$—	$1,302
Indices	519	—	—	—	—	519
Energy	652	72	—	—	—	724
Market Intelligence	1,296	(72)	—	—	—	1,224
Intersegment Elimination	(52)	—	—	—	—	(52)

Expenses/adjusted expenses:
Ratings	$421	$1	$3	$—	$(1)	$424
Indices	147	—	5	(1)	(10)	140
Energy	365	32	14	(3)	(32)	376
Market Intelligence	856	(33)	(6)	160	(156)	822
Corporate Unallocated expense	71	—	(28)	(2)	(1)	40
Intersegment Elimination	(52)	—	—	—	—	(52)

Operating profit/adjusted operating profit:
Ratings	$881	$(1)	$(3)	$—	$1	$878
Indices	372	—	(5)	1	10	379
Energy	287	40	(14)	3	32	348
Market Intelligence	440	(39)	6	(160)	156	402

S&P Global Inc.

Recast Selected Segment Financial Information

(dollars in millions)

Three months ended December 31, 2025

(unaudited)	Previously Reported	Transfers (a)	Allocation Changes (b)	Non-GAAP Adjustments (c)	Deal- Related Amortization	Adjusted (as recast)
Revenue:
Ratings	$1,187	$—	$—	$—	$—	$1,187
Indices	498	—	—	—	—	498
Energy	576	53	—	—	—	629
Market Intelligence	1,264	(53)	—	—	—	1,211
Intersegment Elimination	(53)	—	—	—	—	(53)

Expenses/adjusted expenses:
Ratings	$464	$1	$(2)	$(10)	$(1)	$452
Indices	168	—	3	(3)	(10)	158
Energy	356	26	17	(10)	(32)	357
Market Intelligence	1,029	(27)	5	(27)	(145)	834
Corporate Unallocated expense	(96)	—	(50)	194	(2)	48
Equity in Income on Unconsolidated Subsidiaries	1	—	—	—	(1)	—
Intersegment Elimination	(53)	—	—	—	—	(53)

Operating profit/adjusted operating profit:
Ratings	$723	$(1)	$2	$10	$1	$735
Indices	330	—	(3)	3	10	340
Energy	220	27	(17)	10	32	272
Market Intelligence	235	(26)	(5)	27	145	377

S&P Global Inc.

Recast Selected Segment Financial Information

(dollars in millions)

Three months ended September 30, 2025

(unaudited)	Previously Reported	Transfers (a)	Allocation Changes (b)	Non-GAAP Adjustments (c)	Deal- Related Amortization	Adjusted (as recast)
Revenue:
Ratings	$1,240	$—	$—	$—	$—	$1,240
Indices	462	—	—	—	—	462
Energy	556	53	—	—	—	609
Market Intelligence	1,236	(53)	—	—	—	1,183
Intersegment Elimination	(51)	—	—	—	—	(51)

Expenses/adjusted expenses:
Ratings	$421	$1	$—	$(12)	$(1)	$409
Indices	145	—	3	(2)	(9)	137
Energy	321	26	13	—	(32)	328
Market Intelligence	959	(27)	(2)	(17)	(146)	767
Corporate Unallocated expense	97	—	(13)	(29)	(1)	52
Equity in Income on Unconsolidated Subsidiaries	(7)	—	—	—	(14)	(21)
Intersegment Elimination	(51)	—	—	—	—	(51)

Operating profit/adjusted operating profit:
Ratings	$819	$(1)	$—	$12	$1	$831
Indices	317	—	(3)	2	9	325
Energy	235	27	(13)	—	32	281
Market Intelligence	277	(26)	2	17	146	416

S&P Global Inc.

Recast Selected Segment Financial Information

(dollars in millions)

Three months ended June 30, 2025

(unaudited)	Previously Reported	Transfers (a)	Allocation Changes (b)	Non-GAAP Adjustments (c)	Deal- Related Amortization	Adjusted (as recast)
Revenue:
Ratings	$1,148	$—	$—	$—	$—	$1,148
Indices	446	—	—	—	—	446
Energy	555	52	—	—	—	607
Market Intelligence	1,217	(52)	—	—	—	1,165
Intersegment Elimination	(49)	—	—	—	—	(49)

Expenses/adjusted expenses:
Ratings	$433	$1	$1	$(35)	$(2)	$398
Indices	137	—	3	—	(9)	131
Energy	322	25	13	(4)	(33)	323
Market Intelligence	958	(26)	(1)	(21)	(150)	760
Corporate Unallocated expense	80	—	(10)	(25)	(1)	43
Equity in Income on Unconsolidated Subsidiaries	(11)	—	—	—	(13)	(23)
Intersegment Elimination	(49)	—	—	—	—	(49)

Operating profit/adjusted operating profit:
Ratings	$715	$(1)	$(1)	$35	$2	$750
Indices	309	—	(3)	—	9	315
Energy	233	27	(13)	4	33	284
Market Intelligence	259	(26)	1	21	150	405

S&P Global Inc.

Recast Selected Segment Financial Information

(dollars in millions)

Three months ended March 31, 2025

(unaudited)	Previously Reported	Transfers (a)	Allocation Changes (b)	Non-GAAP Adjustments (c)	Deal- Related Amortization	Adjusted (as recast)
Revenue:
Ratings	$1,149	$—	$—	$—	$—	$1,149
Indices	445	—	—	—	—	445
Energy	612	68	—	—	—	680
Market Intelligence	1,199	(68)	—	—	—	1,131
Intersegment Elimination	(48)	—	—	—	—	(48)

Expenses/adjusted expenses:
Ratings	$392	$1	$—	$(2)	$(2)	$390
Indices	130	—	3	—	(9)	124
Energy	357	28	12	(6)	(33)	358
Market Intelligence	979	(29)	3	(26)	(148)	779
Corporate Unallocated expense	66	—	(5)	(26)	—	35
Equity in Income on Unconsolidated Subsidiaries	(11)	—	—	—	(13)	(24)
Intersegment Elimination	(48)	—	—	—	—	(48)

Operating profit/adjusted operating profit:
Ratings	$757	$(1)	$—	$2	$2	$759
Indices	315	—	(3)	—	9	321
Energy	255	40	(12)	6	33	322
Market Intelligence	220	(39)	(3)	26	148	352

S&P Global Inc.

Recast Selected Segment Financial Information

(dollars in millions)

Twelve months ended December 31, 2025

(unaudited)	Previously Reported	Transfers (a)	Allocation Changes (b)	Non-GAAP Adjustments (c)	Deal- Related Amortization	Adjusted (as recast)
Revenue:
Ratings	$4,724	$—	$—	$—	$—	$4,724
Indices	1,850	—	—	—	—	1,850
Energy	2,299	226	—	—	—	2,525
Market Intelligence	4,916	(226)	—	—	—	4,690
Intersegment Elimination	(200)	—	—	—	—	(200)

Expenses/adjusted expenses:
Ratings	$1,711	$4	$(1)	$(60)	$(6)	$1,648
Indices	579	—	12	(5)	(37)	549
Energy	1,356	106	55	(21)	(130)	1,366
Market Intelligence	3,925	(110)	6	(91)	(588)	3,141
Corporate Unallocated expense	146	—	(77)	114	(4)	179
Equity in Income on Unconsolidated Subsidiaries	(28)	—	—	—	(41)	(69)
Intersegment Elimination	(200)	—	—	—	—	(200)

Operating profit/adjusted operating profit:
Ratings	$3,013	$(4)	$1	$60	$6	$3,076
Indices	1,271	—	(12)	5	37	1,301
Energy	943	120	(55)	21	130	1,159
Market Intelligence	991	(116)	(6)	91	588	1,549

Note - Operating profit margin for Ratings, Indices, Energy and Market Intelligence (as recast) was 64%, 68%, 40% and 19% for the twelve months ended December 31, 2025. Adjusted operating profit margin (as recast) for Ratings, Indices, Energy and Market Intelligence was 65%, 70%, 46% and 33% for the twelve months ended December 31, 2025. Adjusted operating profit margin is calculated as adjusted operating profit divided by revenue.

S&P Global Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Income

(in millions, except per share amounts)	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025	Full-Year 2025
Revenue	$3,717	$3,472	$3,443	$3,317	$3,357	$13,589
Expenses:
Operating-related expenses	1,099	1,053	986	905	1,106	4,050
Selling and general expenses	639	832	684	760	563	2,838
Depreciation	27	28	25	22	21	96
Amortization of intangibles	200	190	190	194	192	766
Total expenses	1,965	2,103	1,885	1,881	1,882	7,750
Gain on dispositions	(175)	(270)	—	(3)	—	(273)
Equity in income on unconsolidated subsidiaries	—	1	(7)	(11)	(11)	(28)
Operating profit	1,927	1,638	1,565	1,450	1,486	6,140
Other (income) expense, net	(2)	(11)	(2)	(28)	4	(36)
Interest expense, net	96	55	79	77	78	288
Income from continuing operations before taxes on income	1,833	1,594	1,488	1,401	1,404	5,888
Provision for taxes on income	390	392	315	325	315	1,347
Net income from continuing operations	1,443	1,202	1,173	1,076	1,089	4,541
Less: net income attributable to noncontrolling interests	(109)	(90)	(89)	(88)	(81)	(349)
Net income from continuing operations attributable to S&P Global Inc.	$1,334	$1,112	$1,084	$988	$1,008	$4,192

Earnings per share from continuing operations attributable to S&P Global Inc. common shareholders:
Net income:
Basic	$4.49	$3.68	$3.56	$3.23	$3.28	$13.75
Diluted	$4.48	$3.68	$3.56	$3.23	$3.28	$13.74
Weighted-average number of common shares outstanding:
Basic	297.3	301.8	304.3	305.9	307.3	304.8
Diluted	297.6	302.1	304.5	306.1	307.7	305.1

Note - Quarterly information for the quarters within fiscal 2025 reflect the quarterization of S&P Global’s July 6, 2026 Article 11 Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2025.

(in millions, except per share amounts)	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025	Full-Year 2025

Details of Non-GAAP Adjustments
Non-GAAP adjustments for items included in pro forma operating profit (c)(d)	$(160)	$(153)	$51	$76	$51	$28
Deal-related amortization included in pro forma operating profit	200	191	203	208	205	$806
Premium amortization benefit	(6)	(6)	(6)	(6)	(6)	(26)
Tax effect of non-GAAP adjustments for items included in pro forma net income from continuing operations	(45)	12	(54)	(65)	(60)	(168)
Non-GAAP adjustments for items included in pro forma net income from continuing operations attributable to S&P Global Inc.	$(11)	$44	$194	$213	$190	$640

Reconciliation of Pro Forma Operating Profit to Pro Forma Non-GAAP Adjusted Operating Profit
Pro forma operating profit	$1,927	$1,638	$1,565	$1,450	$1,486	$6,140
Non-GAAP adjustments	40	38	254	284	256	834
Pro forma non-GAAP adjusted operating profit	$1,967	$1,676	$1,819	$1,734	$1,742	$6,974

Reconciliation of Pro Forma Income from Continuing Operations before taxes on income to Pro Forma Non-GAAP Adjusted Segment Operating Profit
Pro forma income from continuing operations before taxes on income	$1,833	1,594	1,488	1,401	1,404	5,888
Interest expense, net	96	55	79	77	78	288
Other (income) expense, net	(2)	(11)	(2)	(28)	4	(36)
Corporate unallocated expense	43	(145)	83	70	62	69
Equity in income on unconsolidated subsidiaries	—	1	(7)	(11)	(11)	(28)
Pro forma segment operating profit	1,970	1,494	1,641	1,509	1,537	6,181
Non-GAAP adjustments (excluding Corporate unallocated non-GAAP adjustments)	37	229	212	245	217	904
Pro forma non-GAAP adjusted segment operating profit	$2,007	$1,723	$1,853	$1,754	$1,754	$7,085

Reconciliation of Pro Forma Net Income from Continuing Operations attributable to S&P Global Inc. to Pro Forma Non-GAAP Adjusted Net Income from Continuing Operations attributable to S&P Global Inc.
Pro forma net income from continuing operations attributable to S&P Global Inc.	$1,334	$1,112	$1,084	$988	$1,008	$4,192
Non-GAAP adjustments	(11)	44	194	213	190	640
Pro forma non-GAAP adjusted net income from continuing operations attributable to S&P Global Inc.	$1,323	$1,156	$1,278	$1,201	$1,198	$4,832

Reconciliation of Pro Forma Diluted Earnings per Share from Continuing Operations attributable to S&P Global Inc. Common Shareholders to Pro forma non-GAAP Adjusted Diluted Earnings per Share from Continuing Operations attributable to S&P Global Inc. Common Shareholders

Pro forma diluted earnings per share from continuing operations attributable to S&P Global Inc. common shareholders	$4.48	$3.68	$3.56	$3.23	$3.28	$13.74
Non-GAAP adjustments	(0.04)	0.14	0.64	0.69	0.62	2.11
Pro forma non-GAAP adjusted diluted earnings per share from continuing operations attributable to S&P Global Inc. common shareholders	$4.44	$3.82	$4.20	$3.92	$3.90	$15.85

Note - Totals presented may not sum due to rounding.

Note - All presentations of revenue above refer to reported or reported (as recast) revenue.

(a) Reflects the product transfers of 451 Research and Maritime & Trade from Market Intelligence to Energy which include the transfer of both revenue and expenses and a small portion of expenses associated with the transfer of Credit Analytics products from Market Intelligence to Ratings.

(b) Reflects the reallocation of costs historically allocated to Mobility that do not meet the requirements to be presented in discontinued operations and enhancements made to the allocation methodology of enterprise expenses.

(c) Non-GAAP adjustments included in the reported amounts and excluded from the adjusted amounts in the tables above:

Q1 2026

–	Indices - Employee-related costs of $1 million ($1 million after-tax) and acquisition-related costs of $1 million ($1 million after-tax)

–	Energy - Disposition-related costs of $1 million ($1 million after-tax) and acquisition-related costs of $1 million ($1 million after-tax)

–	Market Intelligence - Gain on disposition of $172 million ($168 million after-tax), acquisition-related costs of $9 million ($9 million after-tax) and disposition-related costs of $3 million ($2 million after-tax)

–	Corporate Unallocated expense - Lease impairments of $5 million ($3 million after-tax) and gain on dispositions of $3 million ($3 million after-tax)

Q4 2025

–	Ratings - Employee severance charges of $6 million ($5 million after-tax) and legal costs of $3 million ($2 million after-tax)

–	Indices - Employee severance charges of $3 million ($2 million after-tax)

–	Energy - Employee severance charges of $9 million ($6 million after-tax) and a statutorily required labor law accrual adjustment of $1 million ($1 million after-tax)

–	Market Intelligence - Employee severance charges of $12 million ($8 million after-tax), acquisition-related costs of $8 million ($8 million after-tax), disposition-related costs of $4 million ($3 million after-tax) and a statutorily required labor law accrual adjustment of $3 million ($2 million after-tax)

–	Corporate Unallocated expense - Gain on disposition of $270 million ($187 million after-tax), disposition-related costs of $4 million ($1 million after-tax), acquisition-related costs of $20 million ($20 million after-tax), employee severance charges of $19 million ($14 million after-tax), Executive Leadership Team transition costs of $18 million ($14 million after-tax), lease impairments of $7 million ($5 million after-tax), a statutorily required labor law accrual adjustment of $5 million ($3 million after-tax) and legal costs of $3 million ($2 million after-tax)

Q3 2025

–	Ratings - Legal costs of $12 million ($9 million after-tax)

–	Indices - Employee severance charges of $1 million ($1 million after-tax) and acquisition-related costs of $1 million ($1 million after-tax)

–	Market Intelligence - Employee severance charges of $11 million ($8 million after-tax), acquisition-related costs of $2 million ($1 million after-tax), disposition-related costs of $4 million ($3 million after-tax) and Executive Leadership Team transition costs of $1 million ($1 million after-tax)

–	Corporate Unallocated expense - Executive Leadership Team transition costs of $9 million ($7 million after-tax), lease impairments of $6 million ($5 million after-tax), employee severance charges of $5 million ($4 million after-tax), disposition-related costs of $4 million ($6 million after-tax), acquisition-related costs of $4 million ($4 million after-tax) and legal costs of $1 million ($1 million after-tax)

Q2 2025

–	Ratings - Employee severance charges of $8 million ($6 million after-tax) and legal costs of $27 million ($21 million after-tax)

–	Energy - Employee severance charges of $4 million ($3 million after-tax)

–	Market Intelligence - Employee severance charges of $19 million ($14 million after-tax), acquisition-related costs of $4 million ($3 million after-tax), a gain on disposition of $3 million ($2 million after-tax) and disposition-related costs of $2 million ($1 million after-tax)

–	Corporate Unallocated expense - Employee severance charges of $12 million ($9 million after-tax), Executive Leadership Team transition costs of $5 million ($4 million after-tax), disposition-related costs of $2 million ($4 million after-tax), lease impairment of $2 million ($1 million after-tax), acquisition-related costs of $1 million ($1 million after-tax), legal costs of $2 million ($2 million after-tax) and an asset write-off of $1 million ($1 million after-tax)

Q1 2025

–	Ratings - Employee severance charges of $2 million ($1 million after-tax)

–	Energy - Employee severance charges of $6 million ($5 million after-tax)

–	Market Intelligence - Employee severance charges of $14 million ($11 million after-tax), acquisition-related costs of $7 million ($5 million after-tax), Executive Leadership Team transition costs of $4 million ($3 million after-tax) and disposition-related costs of $1 million ($1 million after-tax)

–	Corporate Unallocated expense - Employee severance charges of $10 million ($8 million after-tax), Executive Leadership Team transition costs of $8 million ($6 million after-tax), a lease impairment of $6 million ($4 million after-tax) and acquisition-related costs of $2 million ($2 million after-tax)

(d) Reflects the impact of a Transition Services Agreement whereby S&P Global will provide certain post separation services to Mobility Global on a transitional basis. A pro forma adjustment reducing selling and general expenses by $6 million for the three months ended March 31, 2026 and $9 million for each of the three months ended March 31, 2025, June 30, 2025, September 30, 2025 and December 31, 2025 is reflected for this contractual arrangement. For the year ended December 31, 2025, a pro forma adjustment reducing selling and general expenses by $35 million is reflected for this contractual arrangement.